UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2012

COMMUNITY BANK SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Community Bank System, Inc. (the “Company”) was held on May 9, 2012 in Oneonta, New York.  At the Annual Meeting, the Company’s shareholders (i) elected five (5) directors, (ii) approved on a non-binding advisory basis executive compensation as set forth in the proxy statement, and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012.

1.	The Company’s shareholders elected five (5) individuals to the Board of Directors as set forth below:

Name of Director	Number of Votes
	For	Withheld	Broker Non-Votes
Neil E. Fesette	28,467,425	602,469	5,631,040
Sally A. Steele	27,475,820	1,594,074	5,631,040
Mark E. Tryniski	28,375,964	693,931	5,631,040
Alfred S. Whittet	18,710,542	10,359,353	5,631,040
James A. Wilson	28,462,910	606,985	5,631,040

2.	The Company’s shareholders approved, on a non-binding advisory vote, our executive compensation programs as described in the proxy statement as set forth below:

For	Against	Abstain	Broker Non-Votes
27,839,322	940,059	290,513	5,631,041

3.
The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012 as set forth below:

For	Against	Abstain
34,394,591	153,436	152,907

Item 8.01                      Other Events.

On May 10, 2012, the Company issued a press release announcing the results of its Annual Meeting and the approval by the Board of Directors of a regular quarterly dividend of $0.26 per share payable on July 11, 2012, to shareholders of record as of June 15, 2012.

Item 9.01                      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel
Dated: May 14, 2012